Exhibit 10.1

DIRECTOR NOMINATION AGREEMENT

THIS DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made and entered into as of July 23, 2021, by and among Paycor HCM, Inc., a Delaware corporation (the “Company”) and Pride Aggregator, L.P., a Delaware limited partnership (“Pride Aggregator”). This Agreement shall become effective (the “Effective Date”) upon the closing of the Company’s initial public offering (the “IPO”) of shares of its common stock, par value $0.001 per share (the “Common Stock”).

WHEREAS, as of the date hereof, Pride Aggregator owns a majority of the outstanding equity interests of the Company;

WHEREAS, as of the date hereof, the majority of limited partnership interests in Pride Aggregator are held by Apax Partners, L.P. (together with its affiliated investment entities, “Apax Partners”);

WHEREAS, Pride Aggregator is contemplating causing the Company to effect the IPO;

WHEREAS, in consideration of Pride Aggregator agreeing to undertake the IPO, the Company has agreed to permit Pride Aggregator to designate persons for nomination for election to the board of directors of the Company (the “Board”) following the Effective Date on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

1. Board Nomination Rights.

(a)

From the Effective Date, Pride Aggregator shall have the right to designate (i) all of the nominees for election to the Board for so long as Pride Aggregator beneficially owns at least forty percent (40%) of the total number of shares of the Common Stock beneficially owned by Pride Aggregator upon completion of the IPO, as adjusted for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or similar changes in the Company’s capitalization (the “Original Amount”); (ii) forty percent (40%) of the nominees for election to the Board for so long as Pride Aggregator beneficially owns less than forty percent (40%) but at least thirty percent (30%) of the Original Amount; (iii) thirty percent (30%) of the nominees for election to our Board for so long as Pride Aggregator beneficially owns less than thirty percent (30%) but at least twenty percent (20%) of the Original Amount; (iv) twenty percent (20%) of the nominees for election to the Board for so long as Pride Aggregator beneficially owns less than twenty percent (20%) but at least ten percent (10%) of the Original Amount; and (v) one (1) of the nominees for election to the Board for so long as Pride Aggregator beneficially own at least five percent (5%) of the Original Amount (each such person, a “Nominee”, and together, the “Nominees”). If Pride Aggregator is dissolved at any time after the IPO, then Apax Partners will be permitted to cause the rights of Pride Aggregator to be assigned to it or one or more of its Affiliates (as defined below).

(b)

In the event that Pride Aggregator has nominated less than the total number of designees that Pride Aggregator shall be entitled to nominate pursuant to Section 1(a), Pride Aggregator shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case, the Company and the Directors (as defined below) shall take all necessary corporation action, to the fullest extent permitted by applicable law (including with respect to fiduciary duties under Delaware law), to (x) enable Pride Aggregator to nominate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board, or otherwise and (y) to designate such additional individuals nominated by Pride Aggregator to fill such newly created vacancies or to fill any other existing vacancies.

(c)

The Company shall pay all reasonable out-of-pocket expenses incurred by any Nominee in connection with the performance of his or her duties as a Director and in connection with his or her attendance at any meeting of the Board.

(d)

“Beneficially Own” shall mean that a specified person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote shares of capital stock of the Company. “Affiliate” of any person shall mean any other person controlled by, controlling or under common control with such person; where “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

(e)	“Director” means any member of the Board.

(f)

No reduction in the number of shares of Common Stock that Pride Aggregator Beneficially Owns shall shorten the term of any incumbent Director. At the Effective Date, the Board shall be comprised of eight members and the initial Nominees shall be (i) Raul Villar Jr., (ii) Whitney Bouck, (iii) Kathleen Burke, (iv) Steven Collins, (v) Jonathan Corr, (vi) Umang Kajaria, (vii) Scott Miller and (viii) Jason Wright.

(g)

In the event that any Nominee shall cease to serve for any reason, Pride Aggregator shall be entitled to designate such person’s successor in accordance with this Agreement (regardless of Pride Aggregator’ Beneficial Ownership of Common Stock at the time of such vacancy) and the Board shall promptly fill the vacancy with such successor nominee; it being understood that any such designee shall serve the remainder of the term of the Director whom such designee replaces.

(h)

If a Nominee is not appointed or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a Nominee or for other reason is unavailable or unable to serve on the Board, Pride Aggregator shall be entitled to designate promptly another Nominee and the director position for which the original Nominee was nominated shall not be filled pending such designation.

(i)

So long as Pride Aggregator has the right to nominate at least one (1) Nominee under this Section 1 or any such Nominee is serving on the Board, the Company shall maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to Pride Aggregator, and the Company’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.

(j)

Except as provided for in Section 1(b) hereof, at any time that Pride Aggregator shall have any nomination rights under this Section 1, the Company shall not increase or decrease the number of Directors serving on the Board without the prior written consent of Pride Aggregator.

(k)

At such time as the Company ceases to be a “controlled company” and is required by applicable law or The Nasdaq Global Select Market (the “Exchange”) listing standards to have a majority of the Board comprised of “independent directors” (subject in each case to any applicable phase-in periods), the Nominees shall include a number of persons that qualify as “independent directors” under applicable law and the Exchange listing standards such that, together with any other “independent directors” then serving on the Board that are not Nominees, the Board is comprised of a majority of “independent directors”; provided that at any time that Pride Aggregator shall have any nomination rights under this Section 1, (i) Pride Aggregator shall be entitled to nominate at least one (1) Nominee who does not qualify as an “independent director” and (ii) the number of “independent directors” required to be nominated by Pride Aggregator pursuant to this provision shall not be greater than the number of Nominees required to be “independent directors” pursuant to this provision to be nominated by Pride Aggregator with the right to nominate the same number of, or more, Nominees as Pride Aggregator.

(l)

At any time that Pride Aggregator shall have any nomination rights under this Section 1, the Company shall not take any action, including making or recommending any amendment to Company’s Company’s Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) that could reasonably be expected to adversely affect Pride Aggregator’ rights under this Agreement, in each case without the prior written consent of Pride Aggregator.

(m)

The Company recognizes that Nominees (i) will from time to time receive non-public information concerning the Company, and (ii) may share such information with other individuals associated with Pride Aggregator and its affiliated entities. The Company hereby irrevocably consents to such sharing. Pride Aggregator agrees that it will keep confidential and not disclose or divulge to any third party any confidential information regarding the Company it receives from the Company or a Nominee, unless such information (x) is known or becomes known to the public in general, (y) is or has been independently developed or conceived by Pride Aggregator without use of the Company’s confidential information or (z) is or has been made known or disclosed to Pride Aggregator by a third party without a breach of any obligation of confidentiality such third party may have; provided, however, that Pride Aggregator may disclose confidential information (I) to its Affiliates (other than, in the case of Apax Partners, portfolio companies), (II) to each of its and its Affiliate’s (other than portfolio companies) attorneys, accountants, consultants, advisors and other professionals to the extent necessary to obtain their services in connection with evaluating the information, or (III) as may be required by law or legal, judicial or regulatory process or requested by any regulatory or self-regulatory authority or examiner, provided that Pride Aggregator takes reasonable steps to minimize the extent of any required disclosure described in this clause (III).

2. Company Obligations. The Company agrees that prior to the date that Pride Aggregator and its Affiliates cease to Beneficially Own shares of Common Stock representing at least 5% of the Original Amount, (i) each Nominee is included in the Board’s slate of nominees to the stockholders (the “Board’s Slate”) for each election of Directors; and (ii) each Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board (each, a “Director Election Proxy Statement”), and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board. Pride Aggregator will promptly report to the Company after Pride Aggregator ceases to Beneficially Own shares of Common Stock representing at least 5% of the total voting power of the Original Amount, such that Company is informed of when this obligation terminates. The calculation of the number of Nominees that Pride Aggregator is entitled to nominate to the Board’s Slate for any election of Directors shall be based on the percentage of the Original Amount Beneficially Owned by Pride Aggregator immediately prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission). Unless Pride Aggregator notifies the Company otherwise prior to the mailing to shareholders of the Director Election Proxy Statement relating to an election of Directors, the Nominees for such election shall be presumed to be the same Nominees currently serving on the Board, and no further action shall be required of Pride Aggregator for the Board to include such Nominees on the Board’s Slate; provided that, in the event Pride Aggregator is no longer entitled to nominate the full number of Nominees then serving on the Board, Pride Aggregator shall provide advance written notice to the Company, of which currently servicing Nominee(s) shall be excluded from the Board’s Slate, and of any other changes to the list of Nominees. If Pride Aggregator fails to provide such notice prior to the mailing to shareholders of the Director

Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), a majority of the independent directors then serving on the Board shall determine which of the Nominees of Pride Aggregator then serving on the Board will be included in the Board’s Slate. Furthermore, the Company agrees for so long as the Company qualifies as a “controlled company” under the rules of the Exchange the Company will elect to be a “controlled company” for purposes of the Exchange and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. The Company and Pride Aggregator acknowledge and agree that, as of the Effective Date, the Company is a “controlled company.” The Company agrees to provide written notice of the preparation of a Director Election Proxy Statement to Pride Aggregator at least 20 business days, but no more than 40 business days, prior to the earlier of the mailing and the filing date of any Director Election Proxy Statement.

3. Governance.

(a)

Protective Provisions. Notwithstanding any other provision of this Agreement and to the fullest extent permitted by applicable law, in addition to the approval of the Directors, the following actions described in this Section 3(a) (collectively, the “Consent Matters”) shall require the prior written consent of Pride Aggregator as set out below:

i.

none of the following actions shall be taken by the Company, including any proposal by the Board to be put to the vote of the stockholders of the Company with respect thereto, without the prior written consent of Pride Aggregator for so long as Pride Aggregator owns at least 5% of the Original Amount (except as set forth in the proviso in Section 3(a)(I)):

I.

amending, altering or changing, or waiving any rights under, this Agreement, the organizational documents, including the Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company (which shall also be subject to Section 5 hereof), and/or the organizational documents of any subsidiary of the Company; provided that, notwithstanding the foregoing, for so long as Pride Aggregator owns any outstanding Common Stock, any amendment, alteration, or change to, or waiver under, other organizational documents, including the Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, and/or the organizational documents of any subsidiary of the Company that would adversely affect in any respect any rights specific to Pride Aggregator (subject to applicable law) require the written consent of Pride Aggregator;

II.

authorizing or issuing any equity securities of the Company having rights, preferences or privileges that are superior or senior to the outstanding Common Stock (or any securities convertible or exchangeable therefor pursuant to their terms);

III.

any transaction with any stockholder or Affiliate of a stockholder or any Director or officer of the Company or any of its subsidiaries (other than employment agreements with officers not otherwise affiliated with a stockholder);

IV.	winding up the Company; and

V.	entering into any agreement with respect to the matters described in the foregoing clauses (I) through (IV) or taking any such action indirectly.

ii.

none of the following actions shall be taken by the Company, including any proposal by the Board to be put to the vote of the stockholders of the Company with respect thereto, without the prior written consent of Pride Aggregator for so long as Pride Aggregator owns at least 20% of the Original Amount:

I.	the declaration or payment of any dividend or other distribution to the stockholders by the Company or redemption, repurchase or exchange (as applicable) of any equity securities of the Company;

II.

issuing or granting any equity securities of the Company or its subsidiaries, other than (A) grants under the Paycor HCM, Inc. 2021 Omnibus Incentive Plan, or (B) in connection with transactions consistent with certain specified strategies; and

III.	entry by the Company into any agreement with respect to the matters described in the foregoing clauses (I) through (II) or taking any such action indirectly.

4. Committees. From and after the Effective Date hereof until such time as Pride Aggregator and its Affiliates cease to Beneficially Own Common Stock representing at least 5% of the Original Amount, Pride Aggregator shall have the right to designate one member of each committee of the Board, provided that any such designee shall be a Director and shall be eligible to serve on the applicable committee under applicable law or listing standards of the Exchange, including any applicable independence requirements (subject in each case to any applicable exceptions, including those for newly public companies and for “controlled companies,” and any applicable phase-in periods). Any additional members shall be determined by the Board. Nominees designated to serve on a Board committee shall have the right to remain on such committee until the next election of Directors, regardless of the number of shares of Common Stock Pride Aggregator Beneficially Owns following such designation. Unless Pride Aggregator notifies the Company otherwise prior to the time the Board takes action to change the composition of a Board committee, and to the extent Pride Aggregator Beneficially Owns the requisite percentage of the Original Amount for Pride Aggregator to nominate a Board committee member at the time the Board takes action to change the composition of any such Board committee, any Nominee currently designated by Pride Aggregator to serve on a committee shall be presumed to be re-designated for such committee.

5. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and Pride Aggregator, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Pride Aggregator shall not be obligated to nominate all (or any) of the Nominees they are entitled to nominate pursuant to this Agreement for any election of Directors but the failure to do so shall not constitute a waiver of their rights hereunder with respect to future elections; provided, however, that in the event Pride Aggregator fails to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), the Nominating & Governance Committee of the Board shall be entitled to nominate individuals in lieu of such Nominees for inclusion in the Board’s Slate and the applicable Director Election Proxy Statement with respect to the election for which such failure occurred and Pride Aggregator shall be deemed to have waived its rights hereunder with respect to such election; provided, further, however, that any such waiver shall only be effective if the Company has provided written notice to Pride Aggregator of such Director Election Proxy Statement no less than 20 business days, and no more than 40 business days, prior to the earlier of the mailing or filing date of such Director Election Proxy Statement. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6. Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding the foregoing, the Company may not assign any of its rights or obligations hereunder without the prior written consent of Pride Aggregator. Except as otherwise expressly provided in Section 7, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

7. Assignment. Upon written notice to the Company, Pride Aggregator may assign to any Affiliate (other than a portfolio company) all of its rights hereunder.

8. Indemnification.

(a)

The Company shall defend, indemnify and hold harmless Apax Partners, their respective Affiliates, partners, employees, agents, directors, managers, officers and controlling persons (collectively, the “Indemnified Parties”) from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages, costs, expenses, or obligations of any kind or nature (whether accrued or fixed, absolute or contingent) in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnified Parties before or after the date of this Agreement (each, an “Action”) arising directly or indirectly out of, or in any way relating to, (i) Apax Partners’ or its respective Affiliates’ Beneficial Ownership of Common Stock or other equity securities of the Company or control or ability to influence the Company or any of its subsidiaries (other than any such Actions (x) to the extent such Actions arise out of any breach of this Agreement by an Indemnified Party or its Affiliates or the breach of any fiduciary or other duty or obligation of such Indemnified Party to its direct or indirect equity holders, creditors or Affiliates or (y) to the extent such Actions are directly caused by such Person’s willful misconduct), (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its subsidiaries or (iii) any services provided prior, on or after the date of this Agreement by Apax Partners or its respective Affiliates to the Company or any of its subsidiaries. The Company shall defend at its own cost and expense in respect of any Action which may be brought against the Company and/or its Affiliates and the Indemnified Parties. The Company shall defend at its own cost and expense any and all Actions which may be brought in which the Indemnified Parties may be impleaded with others upon any Action by the Indemnified Parties, except that if such damage shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by any of the Indemnified Parties, then such Indemnified Party shall reimburse the Company for the costs of defense and other costs incurred by the Company in proportion to such Indemnified Party’s culpability as proven. In the event of the assertion against any Indemnified Party of any Action or the commencement of any Action, the Company shall be entitled to participate in such Action and in the investigation of such Action and, after written notice from the Company to such Indemnified Party, to assume the investigation or defense of such Action with counsel of the Company’s choice at the Company’s expense; provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Party. Notwithstanding anything to the contrary contained herein, the Company may retain one firm of counsel to represent all Indemnified Parties in such Action; provided, however, that the Indemnified Party shall have the right to employ a single firm of separate counsel (and any necessary local counsel) and to participate in the defense or investigation of such Action and the Company shall bear the expense of such separate counsel (and local counsel, if applicable), if (x) in the opinion of counsel to the Indemnified Party use of counsel of the Company’s choice could reasonably be expected to give rise to a conflict of interest, (y) the Company shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such Action or (z) the Company shall authorize the Indemnified Party to employ separate counsel at the Company’s expense. The Company further agrees that with respect to any Indemnified Party who is employed, retained or otherwise associated with, or appointed or nominated by, Apax Partners or any of their respective Affiliates and who acts or serves as a director, officer, manager, fiduciary, employee, consultant, advisor or agent of, for or to the Company or any of its subsidiaries, that the Company or such subsidiaries, as applicable, shall be primarily liable for all indemnification, reimbursements, advancements or similar payments (the “Indemnity Obligations”) afforded to such Indemnified Party acting in such capacity or capacities on behalf or at the request of the Company, whether the Indemnity Obligations are created by law, organizational or constituent documents, contract (including this Agreement) or otherwise. The Company hereby agrees that in no event shall the Company or any of its subsidiaries have any right or claim against Apax Partners for contribution or have rights of subrogation against Apax Partners through an Indemnified Party for any payment made by the Company or any of its subsidiaries with respect to any Indemnity Obligation. In addition, the Company hereby agrees that in the event that Apax Partners pays or advances an Indemnified Party any expenses with respect to an Indemnity Obligation, the Company will, or will cause its subsidiaries to, as applicable, promptly reimburse Apax Partners for such payment or advance upon request; subject to the receipt by the Company of a written undertaking executed by the Indemnified Party and Apax Partners, as applicable, that makes such payment or advance to repay any such amounts if it shall ultimately be determined by a court of competent jurisdiction that such Indemnified Party was not entitled to be indemnified by the Company. The foregoing right to indemnity shall be in addition to any rights that any Indemnified Party may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this Section 8, then the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of such Action in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Indemnified Party, as the case may be, on the other hand, as well as any other relevant equitable considerations.

(b)

The Company hereby acknowledges that the certain of the Indemnified Parties have certain rights to indemnification, advancement of expenses and/or insurance provided by investment funds managed by Apax Partners and certain of their Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees with respect to any indemnification, hold harmless obligation, expense advancement or reimbursement provision or any other similar obligation whether pursuant to or with respect to this Agreement, the organizational documents of the Company or any of its subsidiaries or any other agreement, as applicable, (i) that the Company and its subsidiaries are the indemnitor of first resort (i.e., their obligations to the Indemnified Parties are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for claims, expenses or obligations arising out of the same or similar facts and circumstances suffered by any Indemnified Party are secondary), (ii) that the Company shall be required to advance the full amount of expenses incurred by any Indemnified Party and shall be liable for the full amount of all expenses, liabilities, obligations, judgments, penalties, fines, and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement, the organizational documents of the Company or any of its subsidiaries or any other agreement, as applicable, without regard to any rights any Indemnified Party may have against the Fund Indemnitors, and (iii) that the Company, on behalf of itself and each of its subsidiaries, irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all Actions against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any Indemnified Party with respect to any Action for which any Indemnified Party has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of any Indemnified Party against the Company. The Company agrees that the Fund Indemnitors are express third-party beneficiaries of the terms of this Section 8(b).

9. Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

10. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

11. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each of the parties agrees that service of process upon such party at the address referred to in Section 17, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

13. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral among the parties with respect to the subject matter hereof.

14. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

15. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

16. Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

17. Specific Performance. Each of the parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

18. Notices. All notices, requests and other communications to any party or to the Company shall be in writing (including telecopy or similar writing) and shall be given,

If to the Company:

Paycor HCM, Inc.

4811 Montgomery Road

Cincinnati, OH 45212

Attention:	Chief Legal Officer

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Attention:	Robert M. Hayward, P.C.
Robert E. Goedert, P.C.
Kevin M. Frank
Facsimile:	(312) 862-2200

If to Pride Aggregator or any of its Nominees:

c/o Apax Partners, L.P.

601 Lexington Avenue

53rd Floor

New York, New York 10022

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Attention:	Robert M. Hayward, P.C.
Robert E. Goedert, P.C.
Kevin M. Frank
Facsimile:	(312) 862-2200

or to such other address or telecopier number as such party or the Company may hereafter specify for the purpose by notice to the other parties and the Company. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 17 during regular business hours.

19. Enforcement. Each of the parties hereto covenants and agrees that the disinterested members of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

*        *        *         *        *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

PAYCOR HCM, INC.

By:	/s/ Raul Villar Jr.
Name:	Raul Villar Jr.
Title:	Chief Executive Officer

[Signature Page to Director Nomination Agreement]

PRIDE AGGREGATOR, L.P.

By:	Pride GP, Inc., its general partner

By:	/s/ Jason Wright
Name:	Jason Wright
Title:	President

[Signature Page to Director Nomination Agreement]